EXHIBIT 99.1

Shutterstock Reports Third Quarter 2018 Financial Results

New York, NY - October 30, 2018 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global technology company offering high-quality assets, tools and services through its creative platform, today announced financial results for the third quarter ended September 30, 2018.
Commenting on the Company’s performance, founder and CEO Jon Oringer said “We achieved another solid quarter, delivering continued organic revenue growth year-over-year, as customers continue to use Shutterstock’s creative platform for their content and design needs. In addition to the growth in the business, we’re realizing the benefits of successfully managing our costs and achieving operational efficiencies across the Company, as evidenced by strong cash flow generation and improving margins.
“We remain confident in a strong finish to 2018 and will continue to make smart, critical investments that aim to maximize the efficiency of our operations, improve customer experience and drive profitable revenue growth.”

Highlights of Third Quarter 2018 compared to Third Quarter 2017:
Key Operating Metrics

•	Paid downloads increased 4.9% to 43.9 million.

•	Revenue per download increased 5.3% to $3.40.

•	Image collection expanded 42% to approximately 221 million images.

•	Video collection expanded 44% to approximately 12 million clips.

Financial Highlights

•	Revenue increased 7.5% to $151.6 million. Excluding revenue from Webdam (which was sold in the first quarter of 2018), revenue increased 10.7%.

•	Income from operations increased 20.3% to $6.7 million.

•	Net income increased 48.9% to $7.4 million.

•	Adjusted EBITDA increased 8.1% to $25.1 million.

•	Diluted EPS increased 50.0% to $0.21 per share.

THIRD QUARTER RESULTS
Revenue
Revenue of $151.6 million for the third quarter of 2018 increased $10.5 million, or 7.5%, as compared to the third quarter of 2017, driven by positive year-over-year growth in both our e-commerce and enterprise channels. Excluding the impact from Webdam, which we sold in the first quarter of 2018, revenue growth was approximately 10.7% in the third quarter of 2018, as compared to the third quarter of 2017. Revenue growth on a constant currency basis was approximately 8.0% and revenue growth excluding the impact from Webdam on a constant currency basis was approximately 11.3%, in the third quarter of 2018, as compared to the third quarter of 2017. Our revenue growth and expansion of our product offerings drove a 5.3% increase in revenue per download.
Revenue generated through our e-commerce platform increased approximately 8.5% as compared to the third quarter of 2017, to $88.7 million, representing 58.5% of total revenue in the third quarter of 2018. Revenue from enterprise customers increased approximately 14.1% as compared to 2017, to $62.9 million, representing 41.5% of total revenue in the third quarter of 2018.

Income from Operations
Income from operations of $6.7 million increased $1.1 million, or 20%, as compared to the third quarter of 2017, driven primarily by growth in revenues, which outpaced growth in operating expenses for the second consecutive quarter. Operating expenses increased $9.4 million, or 7%, primarily as a result of increased expenditures for sales and marketing, royalties and costs associated with our product development enhancements, including depreciation.
Net Income
Net income of $7.4 million, or $0.21 per diluted share, increased 49% for the third quarter of 2018 as compared with $5.0 million, or $0.14 per diluted share, for the third quarter of 2017, primarily driven by the growth in income from operations, and a reduction in effective tax rate in the current period.
Adjusted EBITDA
Adjusted EBITDA of $25.1 million for the third quarter of 2018 increased $1.9 million, or 8%, as compared to the third quarter of 2017, driven primarily by growth in revenues and cost management improvements. We define adjusted EBITDA as net income adjusted for foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, impairment charges related to our long-term investment in SilverHub Media Limited (“SHM”), interest income and expense, income taxes, depreciation, amortization, non-cash equity-based compensation, and the gain on Sale of Webdam.
Adjusted Net Income
Adjusted net income was $13.4 million, or $0.38 per diluted share, for the third quarter of 2018 as compared to $10.9 million, or $0.31 per diluted share, in the third quarter of 2017, an increase of $0.07 per diluted share, or 23%. We define adjusted net income as net income excluding the impact of one-time tax charges related to the enactment of the Tax Cuts and Jobs Act (“TCJA”), non-cash equity-based compensation, amortization of acquisition-related intangible assets, expenses related to long-term incentives and contingent consideration related to acquisitions, charges related to the impairment of our long-term investment in SHM, the gain on Sale of Webdam, and the estimated tax impact of such adjustments.
LIQUIDITY
Our cash and cash equivalents decreased by $47.0 million to $206.4 million at September 30, 2018, as compared with $253.4 million at December 31, 2017. This decrease primarily reflects $104.9 million of cash paid for a special non-recurring dividend in August 2018, $29.5 million of capital expenditures and a $15.0 million long-term investment in ZCool Network Technology Limited, our exclusive distributor of creative content in China. These cash expenditures were partially offset by $68.5 million of net cash generated by our operations and approximately $41.8 million of net proceeds to date from the Sale of Webdam, excluding $2.5 million of escrowed funds.
We paid net cash taxes of $0.4 million in the nine months ended September 30, 2018, compared to $4.1 million paid in the 2017 period.
Free cash flow was $22.4 million in the third quarter of 2018, an increase of $4.2 million from the third quarter of 2017. This change was primarily driven by lower cash used for capital expenditures and content acquisition, partially offset by a slight decrease in cash provided by operations. Free cash flow is defined as cash provided by operating activities adjusted for capital expenditures and content acquisition.
STOCK REPURCHASE PROGRAM
During the third quarter of 2018, we did not repurchase shares of our stock pursuant to our existing stock repurchase program. From the inception of this program through September 30, 2018, we have repurchased 2.6 million shares of our stock for a total of $100 million under the stock repurchase program at an average per-share price of $39.09. As of September 30, 2018, there remains $100 million authorized for purchases under our stock repurchase program.
The stock repurchase program, which commenced in November 2015, authorizes the Company to purchase shares of our stock from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements. The timing and amount of any future share repurchases will be determined by our management based on its evaluation of market conditions and other factors. The repurchase program may be modified, suspended or discontinued at any time.

OPERATING METRICS

	Three Months Ended September 30,
	2018	2017
	(in millions, except revenue per download)
Number of paid downloads	43.9	41.9
Revenue per download (1)	$3.40	$3.23
Content in our collection (end of period)(2):
Images	221.3	155.8
Videos	12.0	8.3
_______________________________________________________________________________________________________________________
(1)  Revenue per download metric excludes the impact of revenue not associated with stock content downloads.
(2) Represents images (photographs, vectors and illustrations) and video clips available on shutterstock.com at the end of the period. We exclude certain content available to customers, including custom content and content that may be licensed for editorial use only.
FINANCIAL OUTLOOK
For the full year 2018, excluding the impact of Webdam, the Company has tightened guidance with respect to Revenue, Adjusted EBITDA, and Income from operations and has improved guidance for Non-cash equity-based compensation expense, Capital expenditures and Effective tax rate as follows:

•	Revenue of $625 - $630 million, representing growth of approximately 15% - 15.9%, tightening the range from the previous guidance of $625 - $635 million.

•	Adjusted EBITDA of approximately $105 million, representing growth of approximately 19.3%, tightening from the previous guidance of $105 - $110 million.

•	Income from operations of $30 - $32 million, tightening the range from the previous guidance of $30 - $35 million.

•	Non-cash equity-based compensation expense of approximately $25 million, reduced from prior guidance of $28 million.

•	Capital expenditures, including capitalized labor, of approximately $42 million, reduced from prior guidance of $48 million.

•	Effective tax rate in low 20’s%, reduced slightly from prior guidance.

NON-GAAP FINANCIAL MEASURES
In addition to reporting results in accordance with United States generally accepted accounting principles (GAAP), Shutterstock also refers to adjusted EBITDA, adjusted net income, revenue growth on a constant currency basis, revenue excluding the impact of Webdam, adjusted EBITDA margin and free cash flow. Shutterstock defines adjusted EBITDA as net income adjusted for foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals, non-cash equity-based compensation, impairment charges related to long-term investments and the gain on the Sale of Webdam; adjusted net income as net income excluding the impact of one-time tax charges related to the enactment of the TCJA, the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets, impairment charges related to long-term investments, the gain on the Sale of Webdam and expenses related to long-term incentives and contingent consideration related to acquisitions and the estimated tax impact of such adjustments; revenue growth on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for both periods; revenue excluding the impact of Webdam as total Company revenue for each period presented, less the amount of revenue generated by the Webdam business during that period; adjusted EBITDA margin (expressed as a percentage) as the ratio of adjusted EBITDA to revenue; and free cash flow as cash provided by operating activities adjusted for capital expenditures and content acquisition. These figures have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We caution investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Management believes that adjusted EBITDA, adjusted net income, revenue excluding the impact of Webdam, revenue growth on a constant currency basis and adjusted EBITDA margin are useful to investors to provide them with disclosures of Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA and adjusted net income provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; with respect to revenue growth on a constant currency basis, this provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s business; and with respect to revenue excluding the impact of Webdam, provides useful information to investors by eliminating the impact of a historical revenue source that is not part of our current business. Additionally, management believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted net income, revenue excluding the impact of Webdam, revenue growth on a constant currency basis, adjusted EBITDA margin and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
A reconciliation of the differences between adjusted EBITDA, adjusted net income, revenue excluding the impact of Webdam and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Balance Sheets. We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance, as the impact of net non-operating foreign currency exchange gains or losses which are excluded from adjusted EBITDA is inherently uncertain and difficult to estimate and is unavailable without unreasonable efforts. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its third quarter financial results during a teleconference today, October 30, 2018, at 8:30 AM ET.  The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 4398563.  A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until November 6, 2018 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 4398563.
Additional investor information can be accessed at http://investor.shutterstock.com.
ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK), directly and through its group subsidiaries, is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 550,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 225 million images and more than 12 million video clips available.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The company’s brands also include Bigstock, a value-oriented stock image offering; Shutterstock Custom, a custom content creation platform; Offset, a high-end image collection; PremiumBeat, a curated royalty-free music library and Rex Features, a premier source of editorial images for the world’s media.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, including statements regarding Shutterstock’s future financial and operating performance on both a GAAP and non-GAAP basis and statements regarding Shutterstock’s future growth, profitability and cash flow such as Shutterstock’s expectations regarding financial outlook, future growth and profitability may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors including risks related to any unforeseen changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; unforeseen costs related to infringement claims, indemnification claims and the inability to prevent misuse of our digital content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates or at all; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increasing regulation related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; the effect of the TCJA; general economic and political conditions worldwide; our inability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Media Contact:	Investor Contact:
Siobhan Aalders	Amy Behrman
917-563-4991	832-414-4929
press@shutterstock.com	ir@shutterstock.com

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenue	$151,575	$141,063	$461,178	$405,282

Operating expenses:
Cost of revenue	66,461	58,812	198,842	168,512
Sales and marketing	41,028	36,008	123,414	105,620
Product development	14,032	13,340	47,208	37,276
General and administrative	23,355	27,333	74,901	74,716
Total operating expenses	144,876	135,493	444,365	386,124
Income from operations	6,699	5,570	16,813	19,158
Gain on Sale of Webdam	—	—	38,613	—
Other income (expense), net	217	130	(6,000)	2,095
Income before income taxes	6,916	5,700	49,426	21,253
(Benefit)/provision for income taxes	(531)	698	9,652	6,582
Net income	$7,447	$5,002	$39,774	$14,671

Earnings per share
Basic	$0.21	$0.14	$1.14	$0.42
Diluted	$0.21	$0.14	$1.12	$0.42

Weighted average common shares outstanding:
Basic	34,991	34,643	34,897	34,607
Diluted	35,570	35,177	35,420	35,339

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(Unaudited)

	September 30, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$206,409	$253,428
Accounts receivable, net	45,850	49,932
Prepaid expenses and other current assets	28,331	37,109
Total current assets	280,590	340,469
Property and equipment, net	81,183	85,698
Intangibles assets, net	30,611	34,197
Goodwill	88,802	98,654
Deferred tax assets, net	13,966	9,761
Other assets	18,068	8,997
Total assets	$513,220	$577,776

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,022	$7,160
Accrued expenses	55,202	58,734
Contributor royalties payable	23,334	20,088
Deferred revenue	141,412	157,803
Other liabilities	2,679	1,957
Total current liabilities	226,649	245,742
Deferred tax liability, net	—	1,486
Other non-current liabilities	17,973	15,963
Total liabilities	244,622	263,191
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 37,573 and 37,270 shares issued and 35,015 and 34,712 shares outstanding as of September 30, 2018 and December 31, 2017, respectively	376	373
Treasury stock, at cost; 2,558 shares as of September 30, 2018 and December 31, 2017	(100,027)	(100,027)
Additional paid-in capital	287,017	272,657
Accumulated other comprehensive loss	(4,939)	(3,557)
Retained earnings	86,171	145,139
Total stockholders’ equity	268,598	314,585
Total liabilities and stockholders’ equity	$513,220	$577,776

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(Unaudited)
Adjusted EBITDA, adjusted net income and free cash flow are not financial measures under United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. We caution investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$7,447	$5,002	$39,774	$14,671
Add/(less):
Depreciation and amortization	11,707	10,227	33,934	24,948
Non-cash equity-based compensation	5,959	6,885	17,994	20,128
Other adjustments, net (1)	485	384	8,439	(1,581)
(Benefit)/Provision for income taxes	(531)	698	9,652	6,582
Gain on Sale of Webdam	$—	$—	$(38,613)	$—
Adjusted EBITDA	$25,067	$23,196	$71,180	$64,748

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income	$7,447	$5,002	$39,774	$14,671
Add/(less):
Non-cash equity-based compensation	5,959	6,885	17,994	20,128
Tax effect of non-cash equity-based compensation (2)	(1,356)	(2,531)	(4,096)	(7,399)
Acquisition-related amortization expense	917	1,900	2,935	3,976
Tax effect of acquisition-related amortization expense (2)	(209)	(699)	(668)	(1,463)
Acquisition-related long-term incentives and contingent consideration	702	514	2,439	514
Tax effect of acquisition-related long-term incentives and contingent consideration	(160)	(189)	(594)	(189)
Gain on Sale of Webdam	—	—	(38,613)	—
Tax effect of gain on Sale of Webdam	—	—	10,733	—
Impairment of long-term investment asset	—	—	5,881	—
Tax effect of impairment of long-term investment asset	118	—	(999)	—
Adjusted net income	$13,418	$10,882	$34,786	$30,238
Adjusted net income per diluted common share	$0.38	$0.31	$0.98	$0.86

Weighted average diluted shares	35,570	35,177	35,420	35,339

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$30,494	$31,105	$68,517	$71,510
Capital expenditures	(6,495)	(11,857)	(29,546)	(37,626)
Content acquisition	(1,580)	(1,017)	(2,822)	(2,568)
Free cash flow	$22,419	$18,231	$36,149	$31,316

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Total Revenues	$151,575	$141,063	$461,178	$405,282
Less: Revenue from the Webdam business(3)	—	(4,165)	(2,711)	(11,361)
Revenue excluding the impact of Webdam	$151,575	$136,898	$458,467	$393,921

_______________________________________________________________________________________________________________________

(1)
Included in Other adjustments, net is foreign currency transaction gains and losses, impairment of long-term investments, expenses related to long-term incentives and contingent consideration related to acquisitions, and interest income and expense.

(2)	Estimated tax effect of adjusted net income adjustments reflects the consolidated blended tax rate as applied to the taxable portion of the adjustment.

(3)
On February 26, 2018, the Company completed a sale transaction, pursuant to which the buyer in the transaction acquired certain assets and assumed certain contracts and liabilities which constituted the Company’s digital asset management business (the “Sale of Webdam”). 2018 amounts include revenue earned during the period from January 1, 2018 through February 26, 2018.

Shutterstock, Inc.
Supplemental Financial Data
(Unaudited)

Historical Operating Metrics

	Three Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
	(in millions, except revenue per download)
Number of paid downloads	43.9	45.2	43.7	43.9	41.9	42.7	43.5	42.1	41.2
Revenue per download (1)	$3.40	$3.41	$3.40	$3.33	$3.23	$3.05	$2.91	$3.01	$2.91
Content in collection (end of period): (2)
Images	221.3	204.2	186.9	170.1	155.8	144.7	132.0	116.2	102.7
Videos	12.0	10.9	9.9	9.1	8.3	7.6	6.9	6.2	5.4

Historical Revenue by Sales Channel(3)(4)

	Three Months Ended
	9/30/18	6/30/18	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
	(in millions)
E-Commerce	$88.7	$91.7	$89.7	$87.8	$81.8	$82.2	$80.6	$81.4	$78.1
Enterprise	62.9	64.9	60.6	59.3	55.1	48.1	46.2	45.4	42.1
Webdam(5)	—	—	2.7	4.7	4.2	3.7	3.5	3.3	2.9
Total Revenue	$151.6	$156.6	$153.0	$151.8	$141.1	$134.0	$130.2	$130.2	$123.1

_______________________________________________________________________________________________________________________

(1)	Revenue per download metric excludes the impact of revenue not associated with stock content downloads.

(2)
Images (photographs, vectors and illustrations) and video clips available on shutterstock.com at the end of the period. We exclude certain content available to customers, including custom content and content that may be licensed for editorial use only.

(3)
Effective January 1, 2018 we adopted Accounting Standard Update 2014-09 using the modified retrospective approach. Historical revenue totals reflect those previously reported and have not been restated.

(4)	Certain amounts in the table may not foot due to rounding.

(5)	On February 26, 2018, the Company completed the Sale of Webdam. 2018 amounts include revenue earned during the period from January 1, 2018 through February 26, 2018.